June 11, 2013

VIA ELECTRONIC TRANSMISSION

The Board of Directors

Boxceipts.com, Inc.

5711 W. 57th Terrace

Overland Park, KS 66223

Re: Boxceipts.com, Inc. Form S-1 Registration Statement

Dear Mr. DeFoor:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed by Boxceipts.com, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion hereinafter expressed.  In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies.

Based on our examination mentioned above, we are of the opinion that the 6,400,000 shares of common stock being offered pursuant to the Registration Statement are duly authorized and are legally and validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the General Corporate Law of the State of Nevada and the Act.

■

7285 West 132nd Street, Suite 240 Overland Park, KS  66213

o  913.232.2270      f  800.976.9425     e  sseck@seckassociates.com

business sales & acquisitions  /  financings  /  business & growth counseling  /  franchise formation / exit & succession  planning

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Seck & Associates LLC

■

7285 West 132nd Street, Suite 240 Overland Park, KS  66213

o  913.232.2270      f  800.976.9425     e  sseck@seckassociates.com

business sales & acquisitions  /  financings  /  business & growth counseling  /  franchise formation / exit & succession  planning